UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2007

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Farm Bureau Mutual Insurance Company and Western Agricultural Insurance Company, companies affiliated with and managed by FBL Financial Group, Inc., have adopted a stock selling plan. This plan covers disposition of up to 499,000 shares of FBL Financial Group Class A common stock. Of these shares, 357,000 are owned by Farm Bureau Mutual Insurance Company and 142,000 are owned by Western Agricultural Insurance Company.

Sales under the plan are subject to a prearranged minimum sales price and will be limited to no more than 125,000 shares per 90 day period. Farm Bureau Mutual Insurance Company currently owns 727,362 shares and Western Agricultural Insurance Company currently owns 167,254 shares of FBL Financial Group Class A common stock. They are selling a portion of their shares in order to diversify their investment portfolios as their ownership interest in FBL Financial Group has become disproportionate due to the appreciation in FBL’s stock price over the last several years.

This stock selling plan was adopted in accordance with the guidelines specified under Rule 10b5-1(c) of the Securities and Exchange Act of 1934. Rule 10b5-1 permits the implementation of prearranged written agreements for trading securities in a non-discretionary manner by insiders when the insiders are unaware of material, nonpublic information.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

November 6, 2007	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer